Exhibit 99.1

FOR IMMEDIATE RELEASE:	March 9, 2006

Contacts
Investors:	Media:

Renee Lyall Office: (408) 567-5815 renee.lyall@mcdata.com	Jil Backstrom Office: (720) 558-4774 press.release@mcdata.com

McDATA Achieves Record Revenue for the Fourth Quarter

and Fiscal Year 2005

Strong operational performance demonstrates continued progress towards targeted business model

BROOMFIELD, Colo. – March 9, 2006 – McDATA Corporation (Nasdaq: MCDTA/MCDT) today reported results for the fourth quarter (Q4 05) and fiscal year 2005 (FY 05) ended January 31, 2006. Net revenues for Q4 05 totaled $181.8 million, compared to $168.5 million reported in the third quarter of fiscal year 2005 (Q3 05), and $105.7 million reported in the fourth quarter of fiscal year 2004 (Q4 04). Net revenues for FY 05 were $614.4 million, compared to $399.7 million reported in fiscal year 2004 (FY 04).

Net income for Q4 05 on a generally accepted accounting principles (GAAP) basis was $5.3 million, or $0.03 per diluted share, compared to a GAAP net loss of $(7.5) million, or $(0.05) per basic and diluted share in Q3 05, and Q4 04 GAAP net income at breakeven, or $0.00 per basic and diluted share.

Non-GAAP net income for Q4 05 totaled $12.6 million, or $0.08 per diluted share, compared to non-GAAP net income of $3.6 million, or $0.02 per basic and diluted share, reported in Q3 05, and non-GAAP net income of $6.8 million, or $0.06 per basic and diluted share reported in Q4 04.

McDATA’s non-GAAP net income excludes charges related to the amortization of deferred compensation and amortization of purchased intangible assets. McDATA’s Q4 05 and Q3 05 non-GAAP net income also excludes restructuring and severance costs and amortization of debt discount. Non-GAAP results are a supplement to GAAP financial statements and exclude certain expenses to

380 Interlocken Crescent	Broomfield, CO 80021	720.558.8000	Fax: 720.558.3860	www.mcdata.com

provide what McDATA believes is a more complete understanding of our underlying operational trends. McDATA management uses non-GAAP results as one of the primary indicators for planning of future periods. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

“We exited fiscal year 2005 achieving record revenue with record revenue contributions for the year from IBM and Hitachi Data Systems,” said John Kelley, chairman, president and chief executive officer, McDATA. “Our fourth quarter results affirm the power of the McDATA-CNT combination, demonstrating continued revenue diversification, strong operational performance and solid progress towards our targeted business model. Having successfully attained full qualification and general availability of the Intrepid® 10000 from EMC, and with the recent addition of industry leading executives to the McDATA management team, we are very optimistic about our opportunities in fiscal year 2006.”

Q4 05 financial highlights demonstrate continued execution towards operating targets:

•                  Non-GAAP gross profit increased to 50.3 percent of sales in Q4 05 compared to 47.5 percent in Q3 05

•                  Non-GAAP operating expenses represented 40.3 percent of revenue in Q4 05 compared to 45.8 percent of revenue in Q3 05 and 51.0 percent of revenue in Q4 04

•                  Non-GAAP operating profit increased to 10.0 percent of sales in Q4 05, up from 1.6 percent in Q3 05 and 5.0 percent in Q4 04

•                  Q4 05 non-GAAP net income was $12.6 million, an increase of 251 percent over $3.6 million reported in Q305 and an increase of 85 percent over $6.8 million reported in Q4 04

Q4 05 business highlights and customer wins:

•                  McDATA’s Intrepid 10000 Director was named “Best Director Switch” as part of InfoWorld’s 2006 “Technology of the Year” awards and received the highest-ranking “Gold Award” for networking equipment as part of SearchStorage’s “Best Storage Products” of 2005.

•                  McDATA announced its new 10Gb/s Intrepid 6000 XPM Blade for the Intrepid 6000-series of Directors.

•                  McDATA announced the appointment of Thomas E. Despres as vice president of manufacturing. Despres joined McDATA from Sun Microsystems/ StorageTek, where he was general manager of StorageTek’s manufacturing facilities in Puerto Rico.

•                  Strong customer adoption in the growing Asia Pacific region, combined with product and technology leadership, helped McDATA earn four industry awards. These include the IT168 “Merit Award” for its Intrepid 10000 Director; the Sphereon™ 4700 Fabric Switch won China Information World’s (CIW) “Editors’ Choice” award and C-Week’s  “2005 Hot 1 Award”; and its Enterprise Fabric Connectivity Manager won China Computer Education’s “Product of the Year.”

•                  Huhtamaki Americas, one of the world’s largest global packaging companies, replaced its Direct-Attached Storage environments with a unified, Fibre-Channel SAN, based on McDATA’s Intrepid 10000 Director.

•                  The Los Angeles Department of Water and Power, the largest city-owned public utility in the United States, deployed six McDATA UltraNet® Storage Director-eXtended (USD-X) WAN extension products to seamlessly direct traffic between its main data center and a mirrored disaster recovery site almost 20 miles away.

Conference call and webcast

McDATA will host a conference call to discuss its fourth quarter and fiscal year 2005 financial results today, March 9, 2006 at 3:00 p.m. MST. The conference call is being webcast live via the Internet at www.mcdata.com. An archive of the webcast will be available for 12 months at www.mcdata.com.

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About McDATA (www.mcdata.com)
McDATA (Nasdaq: MCDTA/MCDT) is the leading provider of storage networking solutions, helping customers build, globally connect, optimize and centrally manage data infrastructures across SAN, MAN and WAN environments. With nearly 25 years experience developing SAN products, services and solutions, McDATA is the trusted partner in the world’s largest data centers, connecting more than two-thirds of all networked data.

Forward-Looking Statements
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms “believes”, “belief”, “expects”, “plans”, “objectives”, “estimates”, “anticipates”, “intends”, “targets”, or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, McDATA’s relationships with EMC, IBM and Hitachi Data Systems and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, OEM qualification of our new products - such as the Intrepid 10000 Director, integration of CNT’s sales and marketing functions, manufacturing constraints, constraints in obtaining third party product for resale and other risk factors that are disclosed in McDATA’s filings with the Securities and Exchange Commission. These cautionary statements by McDATA should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by McDATA. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. McDATA does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION

CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS (Note 1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2005	January 31, 2006	January 31, 2005	January 31, 2006
Revenue:
Product	$99,962	$153,452	$379,344	$523,440
Service	5,723	28,299	20,316	90,993
Total revenue	105,685	181,751	399,660	614,433

Cost of revenue
Product	42,067	72,288	158,656	248,025
Service	4,526	18,242	17,505	59,874
Restructuring charges	—	366	—	1,192
Total cost of revenue	46,593	90,896	176,161	309,091
Gross profit	59,092	90,855	223,499	305,342

Operating expenses:
Research and development	21,411	27,932	91,488	111,715
Selling and marketing	26,828	35,818	101,305	133,909
General and administrative	11,574	20,994	48,357	72,626
Amortization of deferred compensation	725	1,059	5,522	5,908
Restructuring costs	—	1,407	1,263	11,685
Operating expenses	60,538	87,210	247,935	335,843

Income (loss) from operations	(1,446)	3,645	(24,436)	(30,501)
Interest and other income, net	1,688	(444)	5,306	331
Income (loss) before income taxes and equity in net loss of affiliated company	242	3,201	(19,130)	(30,170)
Income tax expense (benefit)	322	(2,057)	362	431
Income (loss) before equity in net loss of affiliated company	(80)	5,258	(19,492)	(30,601)
Equity in net loss of affiliated company	—	—	(1,380)	—
Net income (loss)	$(80)	$5,258	$(20,872)	$(30,601)

Basic net income (loss) per share	$(0.00)	$0.03	$(0.18)	$(0.22)
Shares used in computing basic net income (loss) per share	115,288	152,853	115,355	140,331

Diluted net income (loss) per share	$(0.00)	$0.03	$(0.18)	$(0.22)
Shares used in computing diluted net income (loss) per share	115,288	155,779	115,355	140,331

McDATA CORPORATION

CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2005	January 31, 2006	January 31, 2005	January 31, 2006
Revenue:
Product	$99,962	$153,452	$379,344	$523,440
Service	5,723	28,299	20,316	90,993
Total revenue	105,685	181,751	399,660	614,433

Cost of revenue
Product	42,049	72,171	158,436	247,326
Service	4,526	18,242	17,505	59,874
Restructuring charges	—	—	—	—
Total cost of revenue	46,575	90,413	175,941	307,200
Gross profit	59,110	91,338	223,719	307,233

Operating expenses:
Research and development	21,156	27,682	89,789	110,602
Selling and marketing	26,714	35,544	100,852	133,486
General and administrative	5,989	9,947	25,283	34,029
Amortization of deferred compensation	—	—	—	—
Restructuring costs	—	—	—	—
Operating expenses	53,859	73,173	215,924	278,117

Income from operations	5,251	18,165	7,795	29,116
Interest and other income, net	1,688	376	5,306	2,518
Income before income taxes	6,939	18,541	13,101	31,634
Income tax expense (benefit)	108	5,933	(1,397)	8,447
Net income	$6,831	$12,608	$14,498	$23,187

Basic net income per share	$0.06	$0.08	$0.13	$0.17
Shares used in computing basic net income per share	115,288	152,853	115,355	140,331

Diluted net income per share	$0.06	$0.08	$0.12	$0.16
Shares used in computing diluted net income per share	118,010	155,779	117,691	143,808

McDATA CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)  (Note 2)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2005	January 31, 2006	January 31, 2005	January 31, 2006

GAAP net income (loss)	$(80)	$5,258	$(20,872)	$(30,601)

Adjustments:
Amortization of deferred compensation and acquisition-related compensation	1,142	1,239	8,195	7,460
Amortization of intangible assets	5,555	11,036	22,773	37,510
Other severance and retention	—	472	—	1,770
Restructuring costs	—	1,773	1,263	12,877
Interest expense	—	820	—	2,187
Income tax (expense) benefit	214	(7,990)	1,759	(8,016)
Equity in net loss of affiliated company	—	—	1,380	—

Non-GAAP net income	$6,831	$12,608	$14,498	$23,187

GAAP net income (loss) per share – basic and diluted	$(0.00)	$0.03	$(0.18)	$(0.22)
Non-GAAP net income per share – diluted	$0.06	$0.08	$0.12	$0.16
Shares used in non-GAAP per share calculation - diluted	118,010	155,779	117,691	143,808

Note (1) – Certain prior period amounts have been reclassified to conform to the fiscal 2005 presentation.

Note (2) - The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended		Twelve Months Ended
	January 31, 2005	January 31, 2006	January 31, 2005	January 31, 2006
Non-GAAP Adjustments

Cost of revenue:
Deferred compensation and acquisition-related compensation	$18	$99	$220	$335
Restructuring costs	—	366	—	1,192
Other severance and retention	—	18	—	364
Total cost of revenue subtotal	18	483	220	1,891

Operating expenses:
Research and development:
Acquisition-related compensation	255	64	1,699	892
Other severance and retention	—	186	—	221
Selling and marketing
Acquisition-related compensation	114	6	453	155
Other severance and retention	—	268	—	268
General and administrative
Acquisition-related compensation	30	11	301	170
Amortization of intangible assets	5,555	11,036	22,773	37,510
Other severance and retention	—	—	—	917
Restructuring costs	—	1,407	1,263	11,685
Amortization of deferred compensation	725	1,059	5,522	5,908
Operating expenses subtotal	6,679	14,037	32,011	57,726
Interest expense	—	820	—	2,187
Total non-GAAP Adjustments	6,697	15,340	32,231	61,804
Income tax expense (benefit)	(214)	7,990	(1,759)	8,016
Equity in net loss of affiliated company	—	—	1,380	—
After-tax impact of non-GAAP adjustments	$6,911	$7,350	$35,370	$53,788

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 31,	January 31,
	2005	2006
Assets
Cash, cash equivalents and short term investments	$209,766	$310,193
Securities lending collateral	130,804	62,555
Accounts receivable, net	63,810	126,106
Inventories, net	13,720	33,100
Other current assets	7,280	13,423
Total current assets	425,380	545,377

Property and equipment, net	94,929	109,118
Long-term investments	95,589	31,884
Goodwill	78,693	266,285
Intangible assets, net	87,592	123,694
Other assets, net	36,052	70,495
Total assets	$818,235	$1,146,853

Liabilities and stockholders’ equity
Accounts payable and accrued liabilities	$64,894	$137,658
Securities lending collateral	130,804	62,555
Current portion of deferred revenue	22,736	61,242
Current portion of notes payable and capital leases	912	2,978
Total current liabilities	219,346	264,433

Notes payable and capital leases, less current portion	256	3,532
Deferred revenue, less current portion	27,001	31,380
Convertible subordinate debt	172,500	293,442
Other long-term liabilities	1,908	1,843
Total liabilities	421,011	594,630
Stockholders’ equity	397,224	552,223
Total liabilities and stockholders’ equity	$818,235	$1,146,853

McDATA CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended
	January 31, 2005	January 31, 2006

Net cash provided by operating activities	$22,082	$16,975

Cash flows from investing activities:
Net purchases of property and equipment	$(17,581)	$(13,441)
Net purchases and sales of investments	16,902	37,552
Other investing	—	40,239
Net cash provided (used) by investing activities	$(679)	$64,350

Cash flows from financing activities:
Payments on notes payable and capital leases and other	$(2,484)	$(2,737)
Cash paid for treasury stock	(10,287)	(4,551)
Proceeds from the issuance of common stock	5,574	1,056
Net cash used by financing activities	$(7,197)	$(6,232)

Effects of exchange rate changes	—	(518)

Net increase (decrease) in cash and cash equivalents	$(14,206)	$74,575